                                                                   Exhibit 2

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.01 par value, of ENStar Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of July 29, 1999.

                                         /s/ James H. Michael
                                         --------------------
                                         James H. Michael


                                         4J2R1C LIMITED PARTNERSHIP


                                         By: /s/ James H. Michael
                                             --------------------
                                             James H. Michael
                                             General Partner

                                         By: /s/ Jeffrey J. Michael
                                             ----------------------
                                             Jeffrey J. Michael
                                             General Partner

                                         /s/ Jeffrey J. Michael
                                         ----------------------
                                         Jeffrey J. Michael, Individually


                                         3J2R LIMITED PARTNERSHIP

                                         By:  /s/ Jeffrey J. Michael
                                              -----------------------
                                              Jeffrey J. Michael
                                              Managing General Partner